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                                                                    Exhibit 11.1


NDC AUTOMATION, INC
COMPUTATION OF EARNINGS PER SHARE
For The Year  Ended November 30,1997

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                                                                                                          FULLY
                                                                                        PRIMARY           DILUTED
                                                                                        EPS               EPS
                                                                                        -----------------------------------

                                                                            Exercise
NUMBER OF SHARES UNDERLYING OUTSTANDING                        # shares     Price
                                                             -----------    ----------
    OPTIONS:                  90 plan                             63,233    $ 0.79167   $  50,059.67     $  50,059.67
                              93 Plan                             84,100    $ 1.56000   $ 131,196.00     $ 131,196.00
                                   Gunnar Lofgren options         30,000    $ 1.44190   $  43,257.00     $  43,257.00
                                                             ------------
                                                                 177,333
                                                             ------------
                                                                                      -----------------------------------
PROCEEDS UPON EXERCISE OF OPTIONS                                                       $ 224,512.67     $ 224,512.67
                                                                                      -----------------------------------

NUMBER OF SHARES UNDERLYING OUTSTANDING
    WARRANTS:                                                                                   0                0
EXERCISE PRICE PER SHARE                                                                       $0.00            $0.00
PROCEEDS UPON EXERCISE OF WARRANTS                                                             $0.00            $0.00

                                                                                      -----------------------------------
    TOTAL PROCEEDS                                                                       $224,512.67      $224,512.67
                                                                                      -----------------------------------

MARKET PRICE OF COMMON STOCK
   AVERAGE DURING THE PERIOD ENDED November 30,1997                                  $       0.42
   CLOSING AT November 30,1997                                                                        $       0.25

SHARES THAT COULD BE REPURCHASED
   WITH TOTAL PROCEEDS
                                                                                          532,178
                                                                                          ---------
                                                                                                           898,051
                                                                                                           -------

EXCESS OF SHARES UNDERLYING OPTIONS/WARRANTS
   OVER SHARES THAT COULD BE REPURCHASED

                                                                                         (354,845)
                                                                                                          (720,718)

COMMON STOCK EQUIVALENT SHARES                                                                  0                0
WEIGHTED AVERAGE NUMBER OF COMMON SHARES
   OUTSTANDING                                                                          3,453,451        3,453,451
                                                                                    -----------------------------------

TOTAL AVERAGE NUMBER OF COMMON AND
   COMMON EQUIVALENT SHARES                                                             3,453,451        3,453,451
                                                                                     -----------------------------------

NET INCOME                                                                           $ (1,060,360)    $ (1,060,360)
                                                                                     -----------------------------------

EARNINGS PER SHARE                                                                       ($0.3070)        ($0.3070)
                                                                                     -----------------------------------



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